Exhibit 99.2

CEB INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 29, 2016, CEB Inc. (“CEB”) completed the acquisition of 100% of the outstanding capital stock of CXO Acquisition Co. and Sports Leadership Acquisition Co. (collectively referred to as “Evanta”) from CXO Acquisition Holdings, LLC for total cash consideration of $267.9 million, net of $17.6 million cash acquired. CEB financed the acquisition by entering into Amendment No. 5 to CEB’s senior secured credit agreement whereby CEB increased the size of its term loan facility by $150 million and increased its revolving credit facility by $100 million. To fund the acquisition, all $150 million of the additional term loans were drawn and a net amount of $135 million was drawn under the revolving credit facility.

The following unaudited pro forma condensed combined financial statements are based on CEB’s and Evanta’s historical consolidated financial statements as adjusted to give effect to the acquisition of Evanta and the related financing transactions. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 gives effect to these transactions as if they had occurred on January 1, 2015. The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

Incorporated by reference herein is the unaudited pro forma condensed combined financial information for the year ended December 31, 2015 that gives effect to the acquisition of Evanta and the related financing transactions, which is included in Exhibit 99.2 to CEB’s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on July 15, 2016.

The unaudited pro forma condensed combined financial statements should be read in conjunction with CEB’s historical audited financial statements, related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in CEB’s latest Annual Report on Form 10-K, Evanta’s historical audited financial statements included as Exhibit 99.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 15, 2016, and Evanta’s unaudited condensed financial statements included as Exhibit 99.1 to this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of CEB that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

CEB INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED December 31, 2016

(in thousands, except per share amounts)

	Historical CEB	Historical Evanta*	Pro Forma Adjustments (Note 3)	Notes (Note 3)	Pro forma Combined
Revenues	$949,794	$2,957	$11,581	a	$964,332
Costs and expenses:
Cost of services	344,348	494	3,255	b	348,097
Member relations and marketing	276,478	374	53	c	276,905
General and administrative	117,702	2,594	17	d	120,313
Depreciation and amortization	102,176	2,142	1,263	e	105,581
Business transformation costs	24,035	—	—		24,035
Acquisition related costs	7,694	—	(6,794)	f	900
Restructuring costs	1,084	—	—		1,084
Impairment loss	69,441	—	—		69,441

Total costs and expenses	942,958	5,604	(2,206)		946,356

Operating profit (loss)	6,836	(2,647)	13,787		17,976

Other (expense) income, net
Interest expense	(29,681)	(1,241)	(1,000)	g	(31,922)
Debt modification costs	(1,656)	—	1,656	h	—
Interest income and other	7,846	—	—		7,846

Other (expense) income, net	(23,491)	(1,241)	656		(24,076)

(Loss) income before provision for income taxes	(16,655)	(3,888)	14,443		(6,100)
Provision for income taxes	18,003	—	4,222	i	22,225

Net (loss) income	$(34,658)	$(3,833)	$10,221		$(28,325)

Loss per share:
Basic	$(1.08)				$(0.88)
Diluted	$(1.08)				$(0.88)
Weighted average shares outstanding:
Basic	32,087				32,087
Diluted	32,087				32,087

*	For the pre-acquisition period ended April 29, 2016

See accompanying notes to the unaudited pro forma condensed combined financial information.

CEB INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED INFORMATION

Note	1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to give effect to Amendment No. 5 to CEB’s senior secured credit agreement and the acquisition of Evanta. The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The total purchase price was preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the amounts assigned to assets acquired and liabilities assumed was recognized as goodwill.

The unaudited pro forma condensed combined financial information included herein have been prepared by CEB pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) for the purposes of inclusion in this Form S-4. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, CEB believes that the disclosures provided herein are adequate to make the information presented not misleading. The significant accounting policies used in preparing the unaudited pro forma condensed combined financial information are set out in CEB’s consolidated audited financial statements for the year ended December 31, 2016.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to be indicative of the CEB’s financial position or results of operations which would actually have been obtained had these transactions been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.

Note	2. Financing Transactions

CEB completed the acquisition of Evanta for total cash consideration of $269.2 million, net of $17.6 million cash acquired. CEB financed the acquisition by entering into Amendment No. 5 to CEB’s senior secured credit agreement whereby CEB increased the size of its term loan facility by $150 million and increased its revolving credit facility by $100 million. To fund the acquisition, all $150 million of the additional term loans were drawn and a net amount of $135 million was drawn under the revolving credit facility. The term loan and the revolving credit facility bear interest at a variable rate, which initially was 2.19%. CEB incurred $4.2 million of debt issuance costs in connection with Amendment No. 5, of which $1.9 million related to the revolving credit facility was recorded within other non-current assets, $1.7 million in debt modification losses was expensed immediately, and $0.6 million was recorded as a reduction to debt.

Note	3. Pro Forma Adjustments

The pro forma adjustments are based on CEB’s preliminary estimates and assumptions that are subject to change and include adjustments to:

a.	Reflects an $11.6 million increase to revenue related to the impact of the deferred revenue fair value adjustment included in the year ended December 31, 2016 since it does not have a continuing impact.

b.	Record $3.3 million of additional expense to conform Evanta’s accounting policies with CEB’s accounting policies.

c.	Record $0.1 million of stock-based compensation expense related to awards issued to certain Evanta employees as part of the acquisition. The fair value of the share-based awards is recognized ratably over the remaining post-acquisition service period of four years.

d.	Record $0.2 million of stock-based compensation expense offset by the elimination of $0.2 million of management fees paid by Evanta to its private equity sponsor in 2016 that does not recur following the acquisition.

e.	Record amortization of $2.8 million for intangible assets acquired as a result of the acquisition partially offset by the elimination of Evanta’s pre-acquisition historical amortization of $1.5 million.

f.	Eliminate $6.8 million of acquisition related costs incurred during the year ended December 31, 2016 since they do not have a continuing impact.

g.	Record $2.2 million of interest expense, including amortization of debt issuance costs, on the incremental senior secured credit facilities directly related to the acquisition offset by the elimination of $1.2 million of Evanta’s pre-acquisition historical interest expense. The interest rate assumed for purposes of preparing these pro forma financial statements is 2.19%. A 1/8% increase or decrease in interest rate would result in a change in interest expense of less than $0.1 million for the year ended December 31, 2016.

h.	Eliminate $1.7 million of debt modification costs recognized during the year ended December 31, 2016, which is not reflected in the pro forma statement of operations because its effect is nonrecurring.

i.	Reflect the income tax effect of the pro forma adjustments based on an estimated blended federal and state statutory tax rate of 40%.

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